SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  June 26, 2000

                         WASHINGTON TRUST BANCORP, INC.

             (Exact name of registrant as specified in its charter)



         RHODE ISLAND                     0-13091                05-0404671
         ------------                     -------                ----------
   (State or other jurisdiction of      (Commission           (I.R.S. Employer
    Incorporation or organization)     File Number)          Identification No.)



      23 Broad Street, Westerly, Rhode Island                   02891
---------------------------------------------------- ---------------------------
     (Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code (401) 348-1200
                                                           --------------



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)


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WASHINGTON TRUST BANCORP, INC.
FORM 8-K


Item 5.  Other Events

         On June 26, 2000, Washington Trust Bancorp, Inc. ("Parent"), merged (the "Merger") its wholly-owned subsidiary, PhxIMC Acquisition Corp. ("Merger Sub"), with and into Phoenix Investment Management Company, Inc. ("Phoenix") pursuant to the terms of the Agreement and Plan of Merger dated April 24, 2000 (the "Agreement") among Parent, The Washington Trust Company ("Bank"), Merger Sub, Phoenix and the shareholders of Phoenix. The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.

         Pursuant to the  Agreement,  Merger Sub merged  with and into  Phoenix, with Phoenix being the surviving corporation. In the Merger, the then outstanding shares of Phoenix were converted into the right to receive up to an aggregate of 1,010,808 shares of Parent common stock. Those shares were issued in connection with the Merger. Parent contributed to Bank all of its shares in the surviving company and upon such contribution, Bank liquidated and dissolved the surviving company. The transaction will be recorded using the pooling of interests method of accounting. Hereafter, the business of the surviving company shall be conducted through Bank.

         Bank intends to continue Phoenix's business activities and will engage in investment advisory services, providing separate account investment management services for high net worth individuals, foundations, endowments, retirement funds, corporations and municipalities. Those services include asset allocation analysis and equity, fixed income and balanced portfolio management. As of June 26, 2000, Phoenix had approximately $750 million of assets under management. Gerald J. Fogarty and Marie J. Langlois, the shareholders of Phoenix, became employees of Bank through employment agreements effective as of the date of the Merger.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

c.       Exhibits

2.1 Agreement and Plan of Merger dated April 24, 2000 among Washington Trust Bancorp, Inc., The Washington Trust Company, PhxIMC Acquisition Corp., Phoenix Investment Management Company, Inc., Gerald J. Fogarty and Marie J. Langlois (excluding exhibits and schedules). Incorporated herein by reference to the Registrant's Form 8-K filed May 5, 2000.

99.1     Press release of Washington Trust Bancorp, Inc. issued June 26, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  WASHINGTON TRUST BANCORP, INC.

Dated:  July 3, 2000                           By:  John C. Warren
                                                    ----------------------------
                                                    John C. Warren
                                                    Chairman of the Board and
                                                    Chief Executive Officer



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